CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Marathon Patent Group, Inc. and Subsidiaries of our report dated March 30, 2016, relating to the consolidated financial statements of Marathon Patent Group, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of Marathon Patent Group, Inc. and Subsidiaries for the year ended December 31, 2016.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

SingerLewak LLP

Los Angeles, California

December 18, 2017